Exhibit 99.1
Contact:
Kate de Santis
Sucampo Pharmaceuticals, Inc.
+1-240-223-3834
Or
John Woolford
Westwicke Partners, LLC
+1-443-213-0506
john.woolford@westwickepartners.com
Sucampo Strengthens Corporate Structure, Board and Management
Team; Approves Stock Buy-Back
Holding Company Structure Approved
Sachiko Kuno, Ph.D., Appointed to Board of Directors
Jan Smilek Named Chief Financial Officer
Stock Buy Back Authorized Up to $10 Million
Bethesda, Maryland, December 11, 2008 — Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) today announced that its Board of Directors has approved four actions to strengthen Sucampo: implementing a holding company structure; appointing Sachiko Kuno, Ph.D., to the Board of Directors; promoting Jan Smilek as Chief Financial Officer; and, approving a stock buy-back of up to $10 million. The business operations of the company and its subsidiaries will not change as a result of the new holding company structure.
Ryuji Ueno, M.D., Ph.D., Ph.D., Co-Founder, Chairman and Chief Executive Officer, said, “I am pleased we are making these changes. Sucampo’s financial position is sound, AMITIZA sales are strong and our R&D pipeline is advancing. The recent positive results in the phase 2B study of AMITIZA in Japan and AMITIZA’s progress at the regulatory agencies in Europe have facilitated our discussions with potential partners in Japan, Europe and other countries. I believe that these changes will strengthen our ability to achieve Sucampo’s corporate objectives and further Sucampo’s success.”
Holding Company Structure Approved

The Board of Directors approved a reorganization of Sucampo’s corporate structure into a holding company structure. The business, management, directors and the rights and limitations of the stockholders of the holding company following the reorganization will be identical to the business, management, directors and the rights and limitations of the stockholders of the company immediately preceding the reorganization. The primary purpose of the reorganization is to create a more efficient corporate structure. This reorganization is anticipated to close before the end of this year.
In the reorganization, Sucampo Pharmaceuticals, Inc. will become a wholly owned subsidiary of a newly formed holding company, which will become the publicly traded company. Each share of Sucampo Pharmaceuticals stock will be automatically converted into equivalent shares of the holding company with the same rights and privileges as the converted shares. Stock certificates representing shares of Sucampo Pharmaceuticals will automatically represent shares of the new holding company following the reorganization without any further action on the part of stockholders.
Immediately after the reorganization, Sucampo Pharmaceuticals will distribute to the new holding company the stock of its two wholly owned subsidiaries, Sucampo Pharma Ltd. and Sucampo Pharma Europe Ltd. As a result, those two companies will also be wholly owned subsidiaries of the new holding company. Sucampo Pharmaceuticals will be renamed Sucampo Pharma Americas, Inc. and the holding company will succeed to the name Sucampo Pharmaceuticals, Inc.
The final corporate structure will consist of a public holding company named Sucampo Pharmaceuticals, Inc., which will have three wholly owned subsidiaries: Sucampo Pharma Ltd., based in Tokyo and Osaka, Japan, in which the enterprise will conduct its Asian operations; Sucampo Pharma Americas, Inc., based in Bethesda, Maryland, in which it will conduct operations in North and South America; and Sucampo Pharma Europe Ltd., based in Oxford, U.K., and Basel, Switzerland, in which it will conduct operations in Europe and the rest of the world.
Ryuji Ueno, M.D., Ph.D., Ph.D., said, “We are implementing this new holding company structure in order to align the corporate structure of the company with the realities of the operation of our business. We anticipate that this will facilitate international operations and corporate planning in the future.”
Dr. Sachiko Kuno Appointed to Board of Directors

Sucampo Pharmaceuticals also announced today that its Board of Directors appointed Sachiko Kuno, Ph.D., as a member of the Board of Directors, to be effective at the time of the completion of the holding company reorganization. Dr. Kuno is a co-founder of Sucampo and previously served as the Chief Executive Officer of Sucampo Pharmaceuticals from 1996 until November 2000 and from June 2004 until September 2006. She also served as a member of the Board of Directors until May 2007. Since then, Dr. Kuno has served as International Business Advisor to Sucampo. Dr. Kuno also is a co-owner of R-Tech Ueno, Ltd., an affiliated company, since 1992, and a co-owner of Sucampo AG, an affiliated company, since April 1998. Dr. Kuno received her Bachelors degree in Biochemistry and her Masters degree and Ph.D. in Industrial Biochemistry from Kyoto University. She continued her research at the Technical University of Munich and has completed coursework in International Business Management at Georgetown University.
Ryuji Ueno, M.D., Ph.D., Ph.D., said, “We are pleased that Dr. Kuno is rejoining our Board of Directors. She is a creative thinker and innovator who has substantial international business development, marketing and management expertise. We look forward to continuing to benefit from her business experience and keen insights as we discuss the formation of new international marketing and commercialization agreements with potential partners for AMITIZA. We also expect to benefit from her deep familiarity with our two clinical stage and six pre-clinical stage compounds now in development. We are delighted to welcome her back to our Board of Directors.”
Jan Smilek Named Chief Financial Officer
Sucampo Pharmaceuticals Inc. also announced today that its Board of Directors named Jan Smilek to the position of Chief Financial Officer. Mr. Smilek has been Acting Chief Financial Officer since August 1, 2008. He reports directly to Ryuji Ueno, M.D., Ph.D., Ph.D., CEO of Sucampo Pharmaceuticals. Mr. Smilek joined Sucampo Pharmaceuticals in February 2008 as Vice President of Finance and Corporate Controller. Prior to joining Sucampo, he was the Senior Director of Finance at Vanda Pharmaceuticals since January 2006. Before that, he was Senior Director of Financial Reporting, Analysis and General Accounting at McGraw-Hill Companies from January 2005 to January 2006. Previously, he had worked at PricewaterhouseCoopers, LLP for 13 years, beginning in 1991, in Prague, Miami and Washington, D.C. Mr. Smilek is a Certified Public Accountant in the U.S. and is a graduate of the School of Economics, Bratislava, Slovakia, and holds an International Executive M.B.A. degree from Georgetown University, McDonough School of Business.

Ryuji Ueno, M.D., Ph.D., Ph.D., said, “I am pleased that Jan Smilek has been named CFO of Sucampo Pharmaceuticals. With his knowledge of Sucampo, strong financial acumen and international experience, he has proven himself to be highly capable in this position.”
Stock Buy Back Authorized
Sucampo Pharmaceuticals also announced today that its Board of Directors authorized a stock repurchase program. Under the program, the Company may use up to $10 million to purchase shares of its Class A common stock from time to time in open-market transactions, depending on market conditions and other factors. Any repurchased shares will be available for use in connection with the Company’s plans and for other corporate purposes.
Ryuji Ueno, M.D., Ph.D., Ph.D., said, “We believe that the repurchase program is a good investment of available funds and underscores our commitment to enhancing stockholder value.”
About Sucampo Pharmaceuticals
Sucampo Pharmaceuticals, Inc., an international biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development.
Sucampo Pharmaceuticals is marketing AMITIZA (lubiprostone) 24 mcg in the U.S. for Chronic Idiopathic Constipation in adults and AMITIZA 8 mcg in the U.S. to treat Irritable Bowel Syndrome with Constipation in adult women. Sucampo is also developing the drug for additional gastrointestinal disorders with large potential markets. In addition, Sucampo Pharmaceuticals has a robust pipeline of compounds with the potential to target underserved diseases affecting millions of patients worldwide. Sucampo Pharmaceuticals has two wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., headquartered in Oxford, UK, with a branch office in Basel, Switzerland, and Sucampo Pharma, Ltd., located in Tokyo and Osaka, Japan. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.
AMITIZA® is a registered trademark of Sucampo Pharmaceuticals, Inc.

Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other similar expressions. Forward-looking statements include statements about potential trial results, the potential utility of AMITIZA to treat particular indications and expected data availability and regulatory filing dates. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2007 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, Sucampo Pharmaceuticals specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
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